Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gemphire Therapeutics Inc.

Livonia, Michigan

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-213946 and 333-213014) of Gemphire Therapeutics Inc. of our report dated March 20, 2017, with respect to the financial statements and schedule of Gemphire Therapeutics Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Detroit, Michigan

March 20, 2017